                                   OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "Option Agreement"), dated as of November ___, 1997, is by and between ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust having an address at 1221 Baltimore Avenue, Kansas City, Missouri, 64105 ("Grantee"), and CLIP FUNDING, LIMITED PARTNERSHIP, a Delaware limited partnership having an address at World Financial Center, North Tower-10th Floor, 250 Vesey Street, New York, New York 10281-1310 ("Grantor").

                                 W I T N E S S E T H

         WHEREAS, Grantee and American Multi-Cinema, Inc. ("AMC") have requested Grantor to grant to Grantee a non-assignable option to purchase (a) Grantor's interest in the land and the improvements thereon known as Gulf Pointe 30 located in Houston, Texas ("Option Property I") which is legally described on Exhibit A attached hereto and made a part hereof by this reference; (b) Grantor's interest in the land and the improvements thereon known as Mesquite 30 located in Mesquite, Texas ("Option Property II") which is legally described on Exhibit B attached hereto and made a part thereof by this reference; and (c) Grantor's interest in the land and the improvements thereon known as Hampton Town Center 24 located in Norfolk, Virginia ("Option Property III") which is legally described on Exhibit C attached hereto and made a part hereof by this reference; (Option Property I, Option Property II, and Option Property III are hereinafter referred to individually as an "Option Property" and collectively as the "Option Properties"); and

         WHEREAS, prior to the date hereof, Grantor has executed a mortgage and related security interests (the "Security Interest") with respect to each Option Property in favor of one or more lenders (the "Assignee"); and

         WHEREAS, Grantor is willing to grant to Grantee a personal, non-assignable option to purchase Grantor's interest in the Option Properties, exercisable from time to time with respect to one or more Option Properties in any combination, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, Grantor and Grantee hereby agree as follows:

         1. GRANT OF OPTION. Subject to the conditions contained in this Option Agreement, Grantor hereby grants to Grantee a personal, non-assignable option to purchase Grantor's interest in the Option Properties (the "Option") on or before December 20, 1998 (the "Option Termination Date"). The Option may be exercised from time to time with respect to one or more Option Properties in any combination. Each exercise of

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the Option with respect to an Option Property shall be made no earlier than the date on which the megaplex theatre located on such Option Property opens to the public for business (the "Opening Date") and no later than the date which is the earlier of (i) ninety (90) days following the Opening Date for such Option Property or (ii) sixty-one (61) days prior to the Option Termination Date by irrevocable written notice (the "Option Notice") to Grantor at its address given above, sent by certified mail, return receipt requested, and specifying a date no earlier than sixty (60) days after the date of such Option Notice and no later than a date which is the earlier of
(x) ninety (90) days following the date of such Option Notice or (y) the Option Termination Date for closing on the Option Property or Option Properties specified in such Option Notice; provided that each exercise of the Option and each closing thereunder shall be subject to the conditions that, (a) on the date of closing, such Option Property specified shall be leased pursuant to the terms, conditions, and provisions of the Lease Agreement dated as of July 25, 1996 (the "Lease") between Grantor, as lessor, and AMC, as lessee, (b) the date specified for such closing shall be the twentieth (20th) day of a calendar month, time being of the essence; (c) at the time of delivery of such Option Notice and on the date of closing on each such Option Property, there shall be no Event of Default or Potential Default (as each such term is defined in the Lease) by AMC under the Lease, and no Event of Default or Potential Default (as each such term is defined in the Agreement for Lease dated as of July 25, 1996 (the "AFL")) by AMC under the AFL, and Grantor shall have received a certificate of AMC to such effect; and
(d) at the time of closing on an Option Property, all amounts otherwise payable by AMC under the AFL or the Lease with respect to such Option Property as of the date of such closing shall have been paid in full, including, without limitation, all payments due under any indemnities and, all payments of rent and other amounts of any kind due thereunder. On the Option Termination Date, the Option shall terminate and Grantee shall have no further rights under this Option Agreement, including any with respect to an Option Property as to which the Option has been exercised but for which the closing has not occurred.

         2. PURCHASE PRICE. The purchase price for an Option Property subject to the Lease shall be an amount equal to the Adjusted Acquisition Cost (as defined in the Lease) for such Option Property as of the date of closing. As a condition to each purchase and sale hereunder, Grantee shall also pay the cost of any title reports or policies, surveys, all transfer taxes, transfer gains taxes, mortgage recording tax, if any, recording and filing fees, and all other similar taxes, fees, expenses, and closing costs (including Grantor's and Assignee's attorney's fees), it being expressly agreed that Grantor shall not be liable or responsible for any costs or expenses in connection with the sale of any Option Property. All payments to Grantor, including Grantor's legal fees in connection with the closing, shall be wired directly to an account of Grantor identified by Grantor to Grantee prior to closing.


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

         3. OPTION SUBJECT TO RIGHTS OF SECURED LENDER AND TERMS OF AFL AND LEASE. This Option Agreement and the Option granted hereby are expressly subject and subordinate to the Security Interest granted by Grantor to the Assignee and to the terms and conditions of the AFL and the Lease. It is expressly acknowledged that prior to the closing on an Option Property, the Option Property is and will remain subject to the terms and conditions of the AFL and/or the Lease, which terms and conditions contemplate that the sale of all or part of an Option Property to parties other than the Grantee could occur under certain circumstances. Grantee expressly acknowledges that if a third party shall exercise its prior rights with respect to such a sale, or Grantor or Assignee shall exercise its remedies under the AFL or the Lease and shall pursuant to such exercise effect such a sale, at any time prior to Grantee's closing on an Option Property, then (a) in the event of the exercise of such rights with respect to all of such Option Property the Option granted hereunder in respect of such Option Property and any exercise thereof shall cease and be of no further force and effect, and (b) in the event of the exercise of such rights with respect to a portion of an Option Property, the Option granted hereunder in respect of such Option Property and any exercise thereof shall remain binding and in full force and effect only with respect to the remainder of such Option Property with respect to which such rights were not exercised, and shall cease and be of no further force and effect with respect to all other portions.

         4. CLOSING. The closing shall take place through an escrow with a title company chosen by Grantor and acceptable to Grantee. No documents will be released from escrow unless and until all conditions required by Grantor for closing have been complied with and Grantor has received all payments in respect of the purchase price as set forth in the preceding paragraph.

         5. STATE OF TITLE. The transfer of an Option Property shall be by means of a quitclaim deed on an as-is, non-installment sale basis, without warranty by, or recourse to, Grantor, which deed shall be in the form of Exhibit D attached hereto, together with any changes that may be required by local law for such quitclaim deed to comply with local recording statutes. Grantee expressly acknowledges that Grantor has not made, and will not make, any representations whatsoever with respect to any Option Property, including, without limitation, any representation as to the state of title, environmental conditions, zoning, structural soundness, quality of construction, or the suitability of such Option Property for any purpose.

         6. NO ASSIGNMENT. The Option granted hereby and Grantee's rights under this Option Agreement, including, without limitation, the right to close on an Option Property, are personal to Grantee, and, as an inducement to Grantor to enter into this Option Agreement, it is expressly agreed that Grantee has no right, directly or indirectly, to assign, mortgage or encumber the Option or this Option Agreement in whole or in part. Any assignment or attempted assignment shall immediately render this Option Agreement

                                   3

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null and void. Transfer of a controlling interest, whether singly or in the aggregate, in Grantee, whether by operation of law, or merger by or with Grantee, or otherwise, shall each be deemed to be an assignment. Grantor shall have no obligation or requirement to deal with any party other than Grantee in all matters relating to this Option Agreement.

         7. NO BROKER. Grantee represents that it has dealt with no broker in connection with the Option granted hereby, and agrees to indemnify and hold Grantor harmless from the claims of any broker in connection with the transactions contemplated hereby.

         8. NON-RECOURSE. Grantor's obligations hereunder are intended to be the obligations of the limited partnership and of the corporation which is the general partner thereof only and no recourse for the payment of any amount due under this agreement or for any claim based thereon or otherwise in respect thereof, shall be had against any limited partner of Grantor, any incorporator, shareholder, member, officer, director or affiliate, as such, past, present or future, of such corporate general partner or of any corporate limited partner or of any successor corporation to such corporate general partner or any corporate limited partner of Grantor, or against any direct or indirect parent corporation of such corporate general partner or of any limited partner of Grantor or any other subsidiary or affiliate or any such direct or indirect parent corporation or any incorporator, shareholder, member, officer, director, or affiliate, as such, past, present or future, of any such parent or other subsidiary or affiliate, it being understood that Grantor is a limited partnership formed for the purpose of the transactions involved in and relating to the master lease program of AMC on the express understanding aforesaid.

         9. GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. COMPLETE AGREEMENT. This Option Agreement constitutes the entire understanding between Grantor and Grantee with respect to the subject matter hereof and no representations, warranties, promises, guarantees or agreements, oral or written, express or implied, have been made by Grantor with respect to this Option except as expressly provided in this Option Agreement. The Option Agreement may not be modified, amended or waived except by a written instrument executed by both Grantor and Grantee. A waiver on one occasion shall not be construed to be a waiver with respect to any other occasion.

         11. COUNTERPARTS. This Option Agreement may be executed in one or more counterparts, each of which counterparts, when executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same Option Agreement.

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         12.  DEFINITIONS. Capitalized terms used, but not otherwise defined herein, shall have the meaning given such terms in the Lease.

    IN WITNESS WHEREOF, Grantor and Grantee have executed this Option Agreement as of the day and year first above written.

                                       ENTERTAINMENT PROPERTIES TRUST,
                                       a Maryland real estate investment trust



                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________


                                       CLIP FUNDING, LIMITED PARTNERSHIP,
                                       a Delaware limited partnership
                                          By:  Clip Capital, Inc., its
                                               general partner

                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

Acknowledged and separately
consented to this _____ day
of November, 1997:

AMERICAN MULTI-CINEMA, INC.,
a Missouri corporation


By: ________________________________
Name: ______________________________
Title: _____________________________


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

                                      EXHIBIT B

                                  OPTION PROPERTY II

                                     Mesquite 30
                                   (Dallas, Texas)

                                          6